SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE READER’S DIGEST ASSOCIATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE READER’S DIGEST ASSOCIATION, INC.

READER’S DIGEST ROAD

PLEASANTVILLE, NY 10570-7000

Eric Schrier

Chief Executive Officer

November 16, 2006

Dear RDA employees,

I have exciting news to share with you that will have a dramatic and historic bearing on the future of our company. RDA has signed a definitive agreement to be acquired by a group headed by Ripplewood Holdings LLC, a prominent member of the private equity community. After looking closely at our company’s assets and prospects for growth, Ripplewood offered to purchase the company for $17 per share, and our Board of Directors subsequently accepted this offer.

The details of the agreement will be spelled out in a special proxy statement that will be provided to our shareholders, who will have the opportunity to vote on the proposed transaction. The Ripplewood offer is subject to approval of holders of a majority of RDA’s common stock, regulatory clearance, and satisfaction of closing conditions.

Who is Ripplewood Holdings LLC?

I can tell you that it is a highly respected private equity firm with global scope and depth to its interests. With $10 billion in controlled assets, Ripplewood invests in sectors as diverse as automotive, manufacturing, financial services and entertainment. Its portfolio includes Time Life, the former Time Inc. property that is involved in the direct marketing of music, video, books and educational software. It also owns WRC Media, which publishes Weekly Reader magazine, The World Almanac and Book of Facts, the Funk & Wagnalls Encyclopedia and The World Almanac for Kids. Its CompassLearning unit delivers research-based assessments, school curriculum and data management.

What does all this mean for each of us, as employees?

Obviously, this is a momentous step, but it does not fundamentally change what we are trying to accomplish together. And it does not fundamentally change what kind of company we are, or are striving to be.

If this acquisition is completed, it will return RDA to its roots—as a private company. As some of you know because you were here at the time, RDA was privately held for nearly 70 years until 1990, including many of its greatest growth years. If you check the “literature,” you will find much has been written about going private, and of the advantages for some organizations when time-consuming public disclosure and shorter-term, quarter-to-quarter pressures are alleviated.

The ownership change is a process that will likely take several months to close, so we’re in for a bit of a wait. During this time, companies often endure a period of uncertainty in which there are more questions than answers. There may even be rumors and more media scrutiny than we’re accustomed to. Let’s not play the speculation game. We’ll simply ride those things out until we have more information to share. All of this is normal, and increasingly common these days. We’ll be following a well-blazed trail.

Naturally, all employees will have questions, especially about the stock, our company benefits and other things that affect us directly. These types of questions and concerns are expected and natural. What I can promise you is this: as soon as relevant information can be shared, it will be shared. You can look to me and the Management Team to be your most reliable sources of accurate information.

What should we do during the weeks and months ahead?

We still have customers to serve, and great products to publish and market. Here’s the best thing we can all do: stay focused on our jobs and our goals. Our strategy and all of our initiatives and targets have not changed. It is vital that all of us keep our eyes on the business at hand, and not lose precious time or get distracted by rumor or conjecture during these critical months.

Meanwhile, one very important thing absolutely has not changed: our company is only as good as its people. Reader’s Digest Association is a global publishing powerhouse because of you. The intrinsic value of this company is you. And, I know for a fact that Ripplewood recognizes this as much as we do.

I am excited about the possibilities that lie ahead. No question this turn of events represents a great opportunity for the company and its employees. A very experienced and savvy private equity firm has looked hard at our assets and our plans and decided that RDA is the place to invest and that it will grow. This is ultimately the most valuable form of validation because they are backing their belief in us with their money and their reputation.

I ask for your patience and, as always, your creative and energetic contribution.

Meanwhile, we’ll remain in touch. I’ll have more to say about all this in the coming weeks.

With warm regards,

FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements include all statements other than those made solely with respect to historical fact. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements.

These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against The Reader’s Digest Association, Inc. and others following the announcement of the merger agreement; (3) the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the merger, including the receipt of shareholder approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letter received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) other factors described in The Reader’s Digest Association, Inc.’s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K. Many of the factors that will determine the outcome of the subject matter of this communication are beyond The Reader’s Digest Association, Inc.’s ability to control or predict. The Reader’s Digest Association, Inc. undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future results or otherwise.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed merger, The Reader’s Digest Association, Inc. will file a proxy statement with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement when it becomes available, because it will contain important information about the merger and the parties thereto. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by The Reader’s Digest Association, Inc. at the Securities and Exchange Commission’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from The Reader’s Digest Association, Inc. by directing such request to Dawn LaMorte at (914) 244-5218.

The Reader’s Digest Association, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of The Reader’s Digest Association, Inc.’s participants in the solicitation, which may be different than those of The Reader’s Digest Association, Inc. shareholders generally, is set forth in The Reader’s Digest Association, Inc.’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement related to the merger when it becomes available.